Exhibit 15.1

TIAN YUAN LAW FIRM

Date: May 31, 2024

TAL Education Group
5/F, Tower B, Heying Center
Xiaoying West Street, Haidian District
Beijing 100085
People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 4. Information on the Company—C. Organizational Structure—VIE Contractual Arrangements” in the annual report on Form 20-F for the fiscal year ended February 29, 2024, which will be filed by TAL Education Group in May 2024 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference into the Registration Statements No. 333-172178 and 333-249518 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 29, 2024. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm